UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

NUNZIA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	87-0442090 (I.R.S. Employer Identification No.)
1627 West 14th Street, Long Beach, California	90813
(Address of principal executive offices)	(Zip Code)

(714) 609 9117

(Registrant’s telephone number, including area code)

Arizona Gold and Onyx Mining Company, 1627 West 14th Street, Long Beach, CA 90813; 2018

(Former name, former address and former fiscal year)

With Copies to:

MICHAEL MITSUNAGA

1624 WEST 14TH STREET, LONG BEACH, CA 90813

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, $0.001 par value per share

(Title of class)

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-Accelerated Filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

Nunzia Pharmaceutical Corporation (formerly Arizona Gold and Onyx Mining Company) is filing this General Form for Registration of Securities on Form 10, which we refer to as the Registration Statement, to register its shares of common stock, par value $0.001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Unless otherwise mentioned or unless the context requires otherwise, when used in this Registration Statement, the terms “Company,” “we,” “us,” and “our” refer to Nunzia Pharmaceutical Company.

FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this Registration Statement on Form 10 may be deemed to be “forward-looking statements”. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified. These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Readers are urged to carefully review and consider the various disclosures made throughout this Registration Statement, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects. Any forward-looking statements in this annual report are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this Registration Statement becomes effective, we will begin to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission, or the SEC. You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the website maintained by the SEC at http://www.sec.gov.

Our Internet website address is www.nunziapharma.com. Information contained on the website does not constitute part of this Registration Statement. We have included our website address in this Registration Statement solely as a non-active reference. When this Registration Statement is effective, we will make available, through a link to the SEC’s website, electronic copies of the materials we file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and the Section 16 reports to be filed by our executive officers, directors and 10% stockholders and amendments to those reports.

nunzia pharmaceutical corporation

FORM 10

TABLE OF CONTENTS

		Page
ITEM 1.	Business	4
ITEM 1A	Risk Factors	10
ITEM 2.	Financial Information	17
ITEM 3.	Properties	19
ITEM 4.	Security Ownership of Certain Beneficial Owners and Management	19
ITEM 5.	Directors and Executive Officers	20
ITEM 6.	Executive Compensation	21
ITEM 7.	Certain Relationships and Related Transactions, and Director Independence	22
ITEM 8.	Legal Proceedings	23
ITEM 9.	Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters	23
ITEM 10.	Recent Sales of Unregistered Securities	24
ITEM 11.	Description of Securities to be Registered	24
ITEM 12.	Indemnification of Directors and Officers	25
ITEM 13.	Financial Statements and Supplementary Data	26
ITEM 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	52
ITEM 15.	Financial Statements and Exhibits	51
SIGNATURES		52

ITEM 1. BUSINESS

Background

The accompanying unaudited interim consolidated financial statements of Nunzia Pharmaceutical Company (the “Company”) as of September 30, 2019, and for the three and nine months ended September 30, 2019 and 2018, include the accounts of the Company and its non-operating subsidiaries and have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”), for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of expenses during the reporting periods. Actual results may differ from those estimates. The interim financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. In the opinion of management, the accompanying unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments (including normal recurring adjustments) necessary for the fair presentation of the Company’s financial position as of September 30, 2019, results of operations for the three and nine months ended September 30, 2019 and 2018, and stockholders equity and cash flows for the nine months ended September 30, 2019 and 2018. The Company did not record an income tax provision during the periods presented due to net taxable losses. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Organization

Originally, our company’s name was Silver Harvest, Inc. The Company was incorporated on November 12, 1986, in the state of Utah under the name of Silver Harvest, Inc. In February 1990, the Company amended its Articles of Incorporation to change its name to Viking Capital Group, Inc. In February 2007, the company fell into default status after abandoning its business plan and for failing to file and pay annual fees to the State of Utah. On May 21, 2009, the Third District Court, in and for Salt Lake County, State of Utah, appointed a custodian to the Company. The custodian reestablished the Company in good standing, but did not resume operations. The Company was seeking an operating company with which to merge or to acquire.

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On October 5, 2009, the court appointed custodian reverse split (1-for-10) the outstanding Class B Common shares of 100,000 to 10,000 shares and issued a new certificate for 51,000 Class B Common shares to Joseph Arcaro, former CEO, bringing the total outstanding Class B Common shares of 61,000.

On October 6, 2009, the Company affected a reverse split of 1:300 resulting in the reduction of Class A Common Stock outstanding from 112,410,467 to approximately 375,000 shares.

On April 23, 2010, the Company filed Form 15 to suspend the Company’s reporting requirements under the Securities Exchange Act of 1934, as amended.

On May 21, 2010, the Company affected a reverse split of 1-for 10 resulting in the reduction of Class A Common Stock outstanding to 89,077 shares.

In June 2010, the Company changed its name to its name to Gold and Onyx Mining Company.

On June 21, 2010, the Company issued 12,000,000 shares of Class A Common Stock in exchange for $5,000 of debt bringing the total issued and outstanding Class A Common Stock to 12,089,077 shares.

On June 28, 2010, the Company and Gold & Onyx Mining Company (“GOMC”) closed, a Securities Exchange Agreement (the “Merger”). Pursuant to the terms of the Merger, the Company changed its corporate name from Viking Capital Group, Inc. to Arizona Gold & Onyx Mining Company (“AGOMC”), and issued 131,000,000 shares to the shareholders of GOMC such that GOMC shareholders acquired approximately 91.6% of the total 143,089,077 shares of Class A Common Stock outstanding after the Merger.

The terms and conditions of the Merger gave rise to reverse merger accounting whereby Gold & Onyx Mining Company was deemed the acquirer for accounting purposes. Consequently, the assets and liabilities and the historical operations of Gold & Onyx Mining Company prior to the Merger are reflected in the financial statements and have been recorded at the historical cost basis of Gold & Onyx Mining Company.

In the purchase of GOMC by AGOMC, all seven subsidiaries of AGOMC became part of the combined corporation. These subsidiaries were: A1 Mining; NIAI Insurance Administrators, Inc. of California; Viking Capital Financial Services, Inc. of Texas; Viking Insurance Services, Inc. of Texas; Viking Systems, Inc. of Texas; Viking Administrators, Inc. of Texas; Viking Capital Ventures, Inc. of Texas; and 60% of Brentwood Re, Ltd. of the Island of Nevis. All of these subsidiaries have had their charters suspended or revoked and have been inactive for several years.

On October 22, 2017, the Company and California Biotech, Inc., owner of www.NunziaPharma.com, entered into a Merger and Consolidation Agreement (the “MCA”). In anticipation of closing on the MCA, on February 1, 2018, the Board authorized a 7,000:1 reverse stock split (The Company filed with FINRA to approve the corporate action which is pending as of the date of this report) and amended its articles changing its name to Nunzia Pharmaceutical Corporation. A closing condition of the MCA brought the Company current with its SEC reporting requirements. Upon closing, the MCA provided for the Company to issue a single share for each single share of California Biotech, Inc. outstanding.

On February 1, 2018, the Company changed its name to its name to Nunzia Pharmaceutical Corporation in anticipation of completion of a merger with California Biotech, Inc., owner of www.NunziaPharma.com. At the same time, the Company filed with FINRA to change its name and to do a stock reversal. However, FINRA failed to approve the name change to Nunzia Pharmaceutical Corporation, so on April 17, 2019, the Company changed its name back to Arizona Gold and Onyx Mining Company. The company then refiled with FINRA for a name change and approval for a share reversal, under the name Arizona Gold and Onyx Mining Company. On December 3, 2019, FINRA approved a 7,000 share to 1 share reversal, as well as a name change to, Nunzia Pharmaceutical Corporation.

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On or about May 6, 2019, we entered into a consulting agreement with Pacific Advisors, LLC to assist us with FINRA issues. The contract was for 250,000 shares of common stock valued at .005.

Our Business

We are a pharmaceutical and nutraceutical company that owns the rights to a drug that treats autism, fragile X, ADHD, and PTSD. Through a licensing agreement for 10 years with automatic renewal available for both the Pharmaceutical and Nutraceuticals. The IP is Patent pending for both the Nutraceutical and for the Pharmaceutical. We will manufacture, market and distribute the drug Nunzia, once approved by the FDA through a Premarket Approval. The drug NUNZIA has studies but will need to start the FDA PMA process. It has not begun the process and hopes to start the FDA PMA process within the next 18 months. The timeline for the FDA PMA can take 5 years.

The drug, called Nunzia, acts to increase sensory, social, and daily living skills, as well as attention span, memory retention, focus, comprehension, and learning, all the while decreasing anxiety, stress, fixations, fidgeting, and outside detractions. NUNZIA can reduce the extra synapses which cause anxiety, as a glutamate inhibitor.

The hippocampus is the part of the brain that is involved in memory forming, organizing, and storing. It is a limbic system structure that is particularly important in forming new memories and connecting emotions and senses, such as smell and sound, to memories. The hippocampus is a horseshoe shaped paired structure, with one hippocampus located in the left-brain hemisphere and the other in the right hemisphere. The hippocampus acts as a memory indexer by sending memories out to the appropriate part of the cerebral hemisphere for long-term storage and retrieving them when necessary. The hippocampus is involved in several functions of the body including: Consolidation of new memory; Emotional Responses Navigation; and Spatial Orientation. NUNZIA works with the Hippocampus part of the brain.

The hippocampus is a region of the mammalian brain that shows an impressive capacity for structural reorganization. Preexisting neural circuits undergo modifications in dendritic complexity and synapse number, and entirely novel neural connections are formed through the process of neurogenesis. These types of structural change were once thought to be restricted to development. However, it is now generally accepted that the hippocampus remains structurally plastic throughout life. This article reviews structural plasticity in the hippocampus over the lifespan, including how it is investigated experimentally. The modulation of structural plasticity by various experiential factors as well as the possible role it may have in hippocampal functions such as learning and memory, anxiety, and stress regulation are also considered.

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Also, in the future, we hope to develop other drugs.

Industry

We are a pharmaceutical and nutraceutical company. A nutraceutical or 'bioceutical' is a pharmaceutical alternative which claims physiological benefits. In the US, "nutraceuticals" are largely unregulated, as they exist in the same category as dietary supplements and food additives by the FDA, under the authority of the Federal Food, Drug, and Cosmetic Act.

The primary use for Nunzia is for autism, however, Nunzia also treats related diseases. Thus, the industry uses are broad. We will be involved in the autism treatment industry, as well as the treatment of diseases such as fragile X, ADHD, and PTSD.

The global autism disorder and treatment market has been segmented into Asperger Syndrome, Pervasive Developmental Disorder, and others.

By treatment type, the autism disorder and treatment market have been segmented into ABA (applied behavioral analysis), hyperbaric oxygen therapy, chelation therapy, oxytocin therapy, and others. Asia Pacific houses a significant proportion of the autistic population. The developments in the healthcare sector of the region have created an awareness among the people for screening and treating autism. This, in turn, is prognosticated to have a favorable impact on the growth of the autism disorder and treatment market in the forthcoming years. It is projected to thrive at a relatively higher CAGR over the assessment period. Meanwhile, the Middle East & Africa is likely to hold a small share of the autism disorder and treatment market and exhibit steady growth through the projection period. In the United States, based on new government data, 1 in 45 children in the United States, aged 3-17, have autism. This is up from only 1 in 150 children back in 2000. Marketdata analysts estimate that there are 1.4 million American children with autism. Another 700,000 adults have autism, having “aged out” of children’s programs. And, 81% of autistic children are male. The total annual costs for children with ASD (autism spectrum disorder) in the United States alone were estimated to be between $11.5 billion and $60.9 billion.

By drug, the global autism disorder and treatment market is segmented into SSRIs, anti-convulsant, stimulants, anti-psychotic. The anti-psychotic segment is further sub-segmented into Abilify (aripiprazole) and Risperidone. Being a targeted blocker, Nunzia is a new type of drug.

Regarding the Fragile X Syndrome, many studies have evaluated the FXS-ASD link over the past decade. Since many children with FXS are interested in social interactions, they may not meet the diagnostic criteria for ASD (autism), even though they exhibit some features of ASD such as poor eye contact, shyness, social anxiety, hand-flapping and sensory issues. Autism is much more common in boys with FXS than in girls with FXS. According to the CDC, a national parent survey found that 46% of males and 16% of females with FXS have been diagnosed or treated for ASD. The Forward Registry and Database tells us that 40% of individuals with FXS are diagnosed with ASD by their doctor in a Fragile X Clinic. Studies show that individuals with FXS who have autism can have a more significant intellectual disability (lower IQ) than those with FXS who do not have autism. About 10% of children with ASD are identified as having another genetic and chromosomal disorder, such as Fragile X syndrome. Given the possibility of a link, it is recommended that all children with ASD, both male and female, be referred for genetic evaluation and testing for FXS and any other genetic cause of ASD. According to a 2012 study by the CDC, the frequency of Fragile X premutation in the U.S. is as follows: 1 in 151 females, or about 1 million women; 1 in 468 males, or about 320,000 men.

The global attention-deficit hyperactivity disorder market (ADHD) has witnessed continuous growth in the past few years and is projected to grow even further during the forecast period (2019-2023). The market is expected to be driven by various growth enhancing factors such as rising healthcare expenditure, excessive use of smartphones, increasing investments in mental health technology, growing impact of social media, etc. Some of the major challenges faced by the market are misuse of drugs used in the treatment of ADHD and high cost of ADHD treatment. Growth of the overall ADHD market has also been forecasted for the period 2019-2023, taking into consideration the previous growth patterns, the growth drivers and the current and future trends.

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There has been a steady rise in ADHD patients during the last 20 years. According to a study conducted by the National Health Interview Survey, the prevalence of ADHD among children and adolescents in U.S. rose from 6.1% in 1997-1998 to 10.2% in 2015-2016. The global attention deficit hyperactivity disorder market size is expected to reach USD 24.9 billion by 2025, based on a new report by Grand View Research, Inc., exhibiting a 6.4% CAGR during the forecast period. Increase in awareness regarding ADHD among patients, physicians, and other healthcare providers is likely to up demand for effective treatment, in turn, propelling market growth.

In the psychopharmacologic treatment of posttraumatic stress disorder (PTSD), the clinical, social, and financial burden of ineffectively treated PTSD is enormous. The impact of PTSD morbidity and mortality is further magnified by its substantial disruptions in family, workplace, and societal contexts. For the Department of Veterans Affairs (VA) and Department of Defense (DoD), i.e., institutions that are vehicles for the expression of the national debt to military personnel who developed PTSD as a consequence of their military service, the need to help these people has taken on significant priority. One in 10 VA healthcare users have the diagnosis of PTSD, which includes one in four treatment-seeking veterans of the recent wars in Iraq and Afghanistan. The prevalence of PTSD in the general population for lifetime is approximately 8% and just under 4% for the current year, making it the fifth most prevalent mental disorder in the United States.

Despite this high prevalence and costly impact, before the development of Nunzia, there seemed to be no visible horizon for advancements in medications that treat symptoms or enhance outcomes in persons with a diagnosis of PTSD.

The nature of this PTSD pharmacotherapy crisis is threefold. First, there are only two medications currently approved for the treatment of PTSD by the U.S. Food and Drug Administration (FDA), sertraline (Zoloft) and paroxetine (Paxil). These medications are helpful but are believed to work via the same mechanism of action, and both produce reduction in symptom severity rather than remission of PTSD symptoms. This efficacy gap may be particularly great for patients treated in VA settings. Second, the limited efficacy of the FDA-approved treatments for PTSD has necessitated polypharmacy for the vast majority of patients treated. These off-label medications, as monotherapy or in combination with other medications, have not been studied adequately for the treatment of PTSD. Therefore, most patients are treated with medications or combinations for which there is little empirical guidance regarding benefits and risks. Third, research and development of new medications for the treatment of PTSD has stalled and there is a void in new drug development. There has not been a medication approved for the treatment of PTSD since 2001, despite the significant need. In a survey of ClinicalTrials.gov, there were few pharmaceutical industry sponsored clinical trials for PTSD that have enrolled patients since 2006: one Phase III clinical trial, four Phase II clinical trials, and no Phase I clinical trials. Nunzia is the solution to these issues given that it is an nutraceutical that effectively treats PTSD without the need for FDA approval.

In the future, we hope to develop other drugs. Of course, that would place us in an industry with a wealth of competitors.

 Competition

The competition for Nunzia Pharmaceutical Company depends on the specific disease being considered.

For example, autism research and development activities are being incessantly undertaken for the development of the treatments available in the market. The development of autism culture has intensified the demand for a cure and the acceptance of autism as a difference rather than disorder has raised awareness about the same. It is likely to favor the expansion of the autism disorder and treatment market in the forthcoming years. However, a weaker pipeline for drugs is expected to hinder the growth of the market over the next couple of years. There are competitors in the autism industry and the related conditions. Some of the key players are Pfizer Inc., Allergan, Merck & CO Inc., Eli Lilly and Company, Teva Pharmaceutical Industries Ltd., Novartis AG, Johnson & Johnson Services, Inc. Bristol-Myers Squibb and Otsuka Holdings Co., Ltd., Consern Pharma Private Limited, Coronis Partners Ltd., Heptares Therapeutics Limited, Curemark LLC, Intra-Cellular Therapies Inc., and Saniona AB.

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Fragile-X is a much smaller market, and thus, there is less competition. Known companies that are developing treatments for Fragile X Syndrome are: Aelis Farma SAS, AMO Pharma Ltd, Anavex Life Sciences Corp, Confluence Pharmaceuticals LLC, DRI Biosciences Corp, Eli Lilly and Company, Fulcrum Therapeutics Inc, GlaxoSmithKline Plc, GW Pharmaceuticals Plc, Marinus Pharmaceuticals Inc, Neuren Pharmaceuticals Ltd, Neuron Biopharma SA, Ovid Therapeutics Inc, Sage Therapeutics Inc and Zynerba Pharmaceuticals Inc.

ADHD treatment is a burgeoning industry and the competition is great. There are literally dozens of pharmaceutical companies that have developed drugs for the treatment for ADHD, however, none of them are as effective as Nunzia.

For PTSD, there are only two medications currently approved for the treatment of PTSD by the U.S. Food and Drug Administration (FDA), sertraline (Zoloft) and paroxetine (Paxil). These medications are helpful but are believed to work via the same mechanism of action, and both produce reduction in symptom severity rather than remission of PTSD symptoms.

Currently, there are no drugs on the market that adequately treat autism or related disorders. Other pharmaceutical companies will definitely be trying to catch up and develop a drug similar to Nunzia.

Marketing and Sales

The company plans on selling through large and small distributors, giving the company the greatest opportunity to sell to a greater amount of people, doctors, hospitals, clinics and governments.

Research and Development

Our focus is on the manufacturing, marketing, and distribution of Nunzia. However, soon we will begin to use resources to develop new drugs, although we are not currently developing anything other than Nunzia. Much of our current research and development revolves around how to deliver Nunzia more effectively.

Employees

As of December 1, 2019, we have no full-time employees. Our President an CFO devote as much time as the Board of Directors determine is necessary to carry out the affairs of the Company.  The Company utilizes independent contractors as needed.

Reports to Security Holders

This Form 10, or the Registration Statement, is being filed by the Company on a voluntary basis in order to register our shares of common stock, par value $0.001 per share, or Common Stock, pursuant to Section 12(g) of the Exchange Act. Once this Registration Statement becomes effective, we will be subject to the requirements of Section 12(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require, among other things, that we file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other relevant obligations promulgated under the Exchange Act as may be applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

We are not required to file this Registration Statement pursuant to the Securities Act of 1933, as amended. This registration statement shall not constitute an offer to sell, nor a solicitation of an offer to buy, our securities.

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ITEM 1A. RISK FACTORS

You should carefully consider the following risk factors and the other information included herein as well as the information included in other reports and filings made with the SEC before purchasing our Common Stock. The following factors, as well as other factors affecting our operating results and financial condition, could cause our actual future results and financial condition to differ materially from those projected. The trading price of our Common Stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks Related to Our Financial Condition and Capital Requirements

We have a history of operating losses and expect to incur additional losses in the future.

We have sustained losses in recent years, which as of September 30, 2019, accumulated to $316,338, including an operating net loss of $1,307 and $2,807 for the quarter ended September 30, 2019 and 2018, respectively. We are likely to continue to incur net losses as we pursue our strategy, which is currently focused on developing our sales channels and distribution partnerships. Our losses have had, and will continue to have, an adverse effect on our shareholders’ equity and working capital. We expect that the Company will become profitable during our second fiscal quarter ending December 31, 2020. Any failure to achieve and maintain profitability would continue to have an adverse effect on our shareholders’ equity and working capital and could result in a decline in our share price or cause us to cease operations.

We will need significant additional capital, which we may be unable to obtain.

Our capital requirements have been and will continue to be significant. We will require additional funds to develop sales channels and market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. In either of the aforementioned situations, we may not be able to fully implement its growth plans.

Additional financings that we may require in the future will dilute the percentage ownership interests of our stockholders and may adversely affect our earnings and net book value per share. In addition, we may not be able to secure any such additional financing on terms acceptable to us, if at all. Moreover, if we are unable to obtain such additional capital as discussed above, we will be required to stop our operations, and will resume our activities, only after capital is raised.

Risks Related to Our Business, Industry and Business Operations

Because of our limited operating history, we may not be able to successfully operate our business or execute our business plan.

In 2019, under our new leadership team, we went through a strategy change, which shifted our focus from mining to pharmaceuticals as we merged with California Biotech. Given our limited operating history, it is hard to evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks, uncertainties, expenses and difficulties associated with early-stage enterprises. Such risks include, but are not limited to, the following:

●	the absence of a lengthy operating history;

●	insufficient capital to fully realize our operating plan;

●	expected continual losses for the foreseeable future;

●	operating in multiple currencies;

●	our ability to anticipate and adapt to a developing market(s);

●	acceptance of our products;
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●	limited marketing experience;

●	a competitive environment characterized by well-established and well-capitalized competitors;

●	the ability to identify, attract and retain qualified personnel; and

●	operating in an environment that is highly regulated by a number of agencies.

Because we are subject to these risks, evaluating our business may be difficult, our business strategy may be unsuccessful and we may be unable to address such risks in a cost-effective manner, if at all. If we are unable to successfully address these risks our business could be harmed.

The commercial success of our products as well as any future products depends upon the degree of market acceptance by the autism industry.

Our success depends on manufacturing and marketing Nunzia in a cost-effective manner. We are aware of these key factors and are focusing on manufacturing Nunzia in a effective and cost effective manner. However, there remain no assurances that we will succeed, nor is it clear how long it will take until we receive market recognition.

Any product that we bring to the market may or may not gain market acceptance by prospect customers. The commercial success of our products and any future product depends in part on the autism industry and our solutions as a useful and cost-effective option compared to current and competing solutions. If our products or any future product do not achieve an adequate level of acceptance, we may not generate significant product revenue and may not become profitable. The degree of market acceptance of our products will depend on a number of factors, including:

●	the cost, safety, efficacy, and convenience of our products;

●	the acceptance of our products as a superior solution in the autism industry;

●	the ability of third parties to enter into relationships with us without violating their existing agreements;

●	the effectiveness of our sales and marketing efforts;

●	the strength of marketing and distribution support for, and timing of market introduction of, competing products; and

●	publicity concerning our products or competing products.

Our efforts to penetrate the autism industry and educate the marketplace on the benefits of our products may require significant resources and may never be successful.

We may face significant competition from other companies looking to expand their line of products

It is certainly possible that we will have competition, as there are several companies trying to sold this problem in the future.

We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.

Our future business success will depend upon our ability to maintain and enhance our product portfolio with respect to advances in technological improvements for certain products that meet customer needs and market conditions in a cost-effective and timely manner. We may not be successful in gaining access to new products that successfully compete or are able to anticipate customer needs and preferences, and our customers may not accept one or more of our products. If we fail to keep pace with evolving technological innovations or fail to modify our products and services in response to customers’ needs or preferences, then our business, financial condition and results of operations could be adversely affected.

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We currently rely on a limited number of suppliers to produce certain key components of our products.

If we are unable to establish sales, marketing and distribution capabilities or enter into successful relationships with third parties to perform these services, we may not be successful in commercializing our products.

We have a limited sales and marketing infrastructure and have limited experience in the sale, marketing or distribution of products. To achieve commercial success for any product for which we have obtained marketing approval, we will need to establish a sales and marketing infrastructure or to out-license our products.

In the future, we may consider building a focused sales and marketing infrastructure to market our products in the United States or elsewhere in the world. There are risks involved with establishing our own sales, marketing and distribution capabilities. For example, recruiting and training a sales force could be expensive and time consuming and could delay any product launch. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

Factors that may inhibit our efforts to commercialize our products on our own include:

●	our inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

●	the inability of sales personnel to obtain access to potential customers;

●	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

●	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

If we are unable to establish our own sales, marketing and distribution capabilities or enter into successful arrangements with third parties to perform these services, our revenues and our profitability may be materially adversely affected.

In addition, we may not be successful in entering into arrangements with third parties to sell, market and distribute our products inside or outside of the United States or may be unable to do so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales, marketing and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our product candidates.

Conditions in the global economy may adversely affect our business, financial condition and results of operation.

The autism industry that we primarily sell to may be affected by material changes in supply, market prices, exchange rates and general economic conditions. Delays or reductions in our customers’ purchasing or shifts to lower-cost alternatives that result from tighter economic market conditions would reduce demand for our products and services and could, consequently, have a material adverse effect on our business, financial condition and results of operations.

Our relationship with our employees could deteriorate, and certain key employees could leave, which could adversely affect our business and results of operations.

Our business involves complex operations and demands a management team to determine and implement of our strategy and workforce that is knowledgeable and expert in many areas necessary for our operations. As a company focused on sales and research and development in the highly-specialized in-vitro diagnostics industry, we rely on our ability to attract and retain skilled employees, consultants and contractors, including our specialized research and development. As of December 1, 2019, we employed no full-time employees, and two part-time executives. The departure of a significant number of our highly skilled employees, consultants or contractors or one or more employees who hold key regional management positions could have an adverse impact on our operations, including customers choosing to follow a regional manager to one of our competitors.

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In addition, to execute our growth plan we must attract and retain highly qualified personnel. Competition for these employees exists; new members of management must have significant industry expertise when they join us or engage in significant training which, in many cases, requires significant time before they achieve full productivity. If we fail to attract, train, retain, and motivate our key personnel, our business and growth prospects could be severely harmed.

Furthermore, we are dependent upon the managers to oversee our operations. Thus, there can be no assurance that the managers’ experience will be sufficient to successfully achieve our business objectives. All decisions regarding the management of our affairs will be made exclusively by our officers and directors. In the event these persons are ineffective, our business and results of operation would likely be adversely affected.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in the section Risk Factors, and the following factors may affect our operating results:

●	our ability to penetrate the in-vitro diagnostics industry with our products;

●	our ability to generate revenue from our products;

●	the amount and timing, of operating costs and capital expenditures related to the maintenance and expansion of our businesses, and operations;

●	our focus on long-term goals over short-term results; and

●	global economic situation; and

Failure to comply with anti-bribery, anti-corruption and anti-money laundering laws could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, and other anticorruption, anti-bribery and anti-money laundering laws in the jurisdictions in which we do business, both domestic and abroad. These laws generally prohibit us and our employees from improperly influencing government officials or commercial parties in order to obtain or retain business, direct business to any person or gain any advantage. The FCPA and other applicable anti-bribery and anti-corruption laws also may hold us liable for acts of corruption and bribery committed by our third-party business partners, representatives and agents. In addition to our own sales force, we leverage third parties to sell our products and conduct our business abroad. We and our third-party business partners, representatives and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and we may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, channel partners and agents, even if we do not explicitly authorize such activities. These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, we cannot assure you that our employees and agents will not take actions in violation of our policies or applicable law, for which we may be ultimately held responsible and our exposure for violating these laws increases as our international presence expands and as we increase sales and operations in foreign jurisdictions. Any violation of the FCPA or other applicable anti-bribery, anti-corruption laws and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, imposition of significant legal fees, loss of export privileges, severe criminal or civil sanctions or suspension or debarment from U.S. government contracts, substantial diversion of management’s attention, a decline in the market price of our Common Stock or overall adverse consequences to our reputation and business, all of which may have an adverse effect on our results of operations and financial condition.

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Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

We believe that an appropriate information technology, or IT, infrastructure is important in order to support our daily operations and the growth of our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our management information systems or respond to changes in our business needs, we may not be able to effectively manage our business, and we may fail to meet our reporting obligations. Additionally, if our current back-up storage arrangements and our disaster recovery plan are not operated as planned, we may not be able to effectively recover our information system in the event of a crisis, which may materially and adversely affect our business and results of operations.

In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance and human or technological error. High-profile security breaches at other companies and in government agencies have increased in recent years, and security industry experts and government officials have warned about the risks of hackers and cyber-attacks targeting businesses such as ours. Computer hackers and others routinely attempt to breach the security of technology products, services and systems, and to fraudulently induce employees, customers, or others to disclose information or unwittingly provide access to systems or data. We can provide no assurance that our current IT system or any updates or upgrades thereto and the current or future IT systems of our potential distributors use or may use in the future, are fully protected against third-party intrusions, viruses, hacker attacks, information or data theft or other similar threats. Legislative or regulatory action in these areas is also evolving, and we may be unable to adapt our IT systems or to manage the IT systems of third parties to accommodate these changes. We have experienced and expect to continue to experience actual or attempted cyber-attacks of our IT networks. Although none of these actual or attempted cyber-attacks has had a material adverse impact on our operations or financial condition, we cannot guarantee that any such incidents will not have such an impact in the future.

Risks Related to our Common Stock and Corporate Governance

The market price of our securities may be highly volatile.

The market price of our Common Stock is likely to be volatile. Our Common Stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

●	reports of adverse events with respect to the commercialization and distribution of our products;

●	inability to obtain additional funding;

●	failure to successfully sell our products;

●	changes in laws or regulations applicable to future products;

●	inability to obtain adequate product supply for our products or the inability to do so at acceptable prices;

●	introduction of new products or technologies by our competitors;

●	failure to meet or exceed financial projections we may provide to the public;

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●	failure to meet or exceed the financial expectations of the investment community;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by our competitors;

●	additions or departures of key management personnel;
●	significant lawsuits;

●	changes in the market valuations of similar companies;

●	sales of our securities by us or our shareholders in the future; and

●	trading volumes of our securities.

In addition, companies trading in the stock market have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Sales of a substantial number of shares of our Common Stock in the public market by our existing stockholders could cause our share price to fall.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock.

Our principal stockholders, officers and directors beneficially own approximately 92.63 of our outstanding shares of Common Stock. They will therefore be able to exert significant control over matters submitted to our stockholder for approval.

As of December 1, 2019, our principal stockholders, officers and directors beneficially own approximately 92.63% of our outstanding Common Stock. This significant concentration of share ownership may adversely affect the trading price for our Common Stock because investors often perceive disadvantages in owning shares in companies with controlling stockholders. As a result, these stockholders, if they acted together, could significantly influence or even unilaterally approve matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of these stockholders may not always coincide with our interests or the interests of other stockholders.

We face risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, have materially increased the legal and financial compliance costs of small companies and have made some activities more time-consuming and more burdensome.

We may not have effective internal controls.

In connection with Section 404 of the Sarbanes-Oxley Act of 2002, we need to assess the adequacy of our internal control, remedy any weaknesses that may be identified, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls. We may discover deficiencies that require us to improve our procedures, processes and systems in order to ensure that our internal controls are adequate and effective and that we are in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. If the deficiencies are not adequately addressed, or if we are unable to complete all of our testing and any remediation in time for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the SEC rules under it, we would be unable to conclude that our internal controls over financial reporting are designed and operating effectively, which could adversely affect investor confidence in our internal controls over financial reporting.

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We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our Common Stock, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our Common Stock are an illiquid investment as there is presently limited market for our Common Stock, and transferability of our Common Stock is subject to significant restriction.

There is presently a limited market for our Common Stock, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for sale or transferability of our Common Stock within the near future. Therefore, the purchase of our Common Stock must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. There is a limited public market for the resale of our Common Stock. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Common Stock may not be acceptable as collateral for a loan.

Because We May Be Subject To The “Penny Stock” Rules, You May Have Difficulty In Selling Our Common Stock.

If market activity develops for our common stock and our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules. These rules impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own. According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced salespersons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

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●	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

If we are subject to penny stock rules, you may have difficulty selling your shares of Common Stock. For more information about penny stocks, please visit http://www.sec.gov/answers/penny.htm.

ITEM 2. FINANCIAL INFORMATION.

We are a pharmaceutical and nutraceutical company. A nutraceutical or 'bioceutical' is a pharmaceutical alternative which claims physiological benefits. In the US, "nutraceuticals" are largely unregulated, as they exist in the same category as dietary supplements and food additives by the FDA, under the authority of the Federal Food, Drug, and Cosmetic Act.

The primary use for Nunzia is for autism, however, Nunzia also treats related disorders. Thus, the industry uses are broad. We will be involved in the autism treatment industry, as well as the treatment of disorders such as fragile X, ADHD, and PTSD.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following Management’s Discussion and Analysis (“MD&A”) is intended to help the reader understand the consolidated results of operations and financial condition of Nunzia Pharmaceutical Company. The MD&A is provided as a supplement to, and should be read in conjunction with the consolidated financial statements and the accompanying notes to the consolidated financial statements included in this Form 10.

Our discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Plan of Operation

Results of Operations

Year-end for our Company is December 31, 2019; however, financials are complete through September 30, 2019. The figures below are compared from December 31, 2019 to the September 30, 2019. The Company’s fiscal year ends December 31, 2019.

Revenue

To date the Company has not generated revenue.

Total Operating Expenses

Total operating expenses for the year so far up until September 30, 2019, decreased from $2,807 to $1,307.

Other Income

To date, the Company has had no other income.

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Liquidity and Capital Resources

As of September 3019, the Company had $0 cash on hand. The Company is a blank check company.

The focus of our efforts is to compete the development of Nunzia, manufacture Nunzia, market Nunzia, and sell Nunzia. We will develop other drugs in the future, but have no substantive plans to do so. Our efforts are solely focused on making the drug and the nutraceutical product, Nunzia successful (note that these are technically two different products, one of which requires further FDA approval). We own the rights to the Nunzia family of products, and anticipate merging in the near future with Cal Biotech, Inc., the original owner of the intellectual property of the Nunzia products. We presently own no real property and have no intention of acquiring any such property. Our primary anticipated expenses are comprised substantially of professional fees primarily related to our reporting requirements, as well as garnering further FDA approvals for the Nunzia drug.

We may have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit, or any other source.

Operating Activities

Net cash used in operating activities totaled $22,371 for the year ended September 30, 2019 as compared to $17,700 for the year ended December 31, 2018.

Financing Activities

Net cash provided by financing activities totaled $20,100 for the year ended June 30, 2019, compared to $0 for the year ended June 30, 2018. During the year ended June 30, 2019, Global Private received proceeds of $20,100 for the purchase of stock.

Going Concern Consideration

The Company's consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

As of September 30, 2019, we had no cash. Management recognizes that in order for us to meet our capital requirements, and continue to operate, additional financing will be necessary. We expect to raise additional funds through private or public equity investment in order to expand the range and scope of our business operations. We will seek access to private or public equity but there is no assurance that such additional funds will be available for us to finance our operations on acceptable terms, if at all. If we are unable to raise additional capital or generate positive cash flow, it is unlikely that we will be able to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Contractual Obligations

In order to acquire the intellectual property for the Nunzia drug, Nunzia Pharmaceutical entered into an agreement with Cal Biotech, Inc. Pursuant to this agreement, we changed our name to Nunzia Pharmaceutical and did a 7000 to 1 stock reversal. After completing these activities, we are now in the process of issuing stock to Cal Biotech. Cal Biotech will receive one share of our company for every share of their company. In essence Nunzia Pharmaceutical is merging with Cal Biotech, the original owner of the Nunzia drug intellectual property.

Also, on or about May 6, 2019, we entered into a consulting agreement with Pacific Advisors, LLC to assist us with FINRA issues. The contract was for 250,000 shares of common stock valued at .005.

Off-Balance Sheet Arrangements

On or about October 22, 2017, our company entered into an agreement with Cal Biotech, Inc. to acquire the intellectual property for the Nunzia drug, and to essentially merge with Cal Biotech. Nunzia Pharmaceutical has now completed its obligations of a name change and a stock reversal, and now the merger with Cal Biotech is being finalized. The Company is now in a position to proceed with the roll-out of the Nunzia drug, as well as the Nunzia nutraceutical. These activities have not been on the balance sheet as they are just now being completed.

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Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Notes to the Consolidated Financial Statements describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates.

New Accounting Pronouncements

For a discussion of new accounting pronouncements see Note 2, Summary of Significant Accounting Policies, of the condensed consolidated financial statements appearing elsewhere in this Registration Statement on Form 10.

ITEM 3. PROPERTIES

The Company has no principal plants and does not lease office space.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this report by (i) all persons who are known by us to beneficially own more than 5% of our outstanding shares of common stock, (ii) each director, director nominee, and Named Executive Officer; and (iii) all executive officers and directors as a group: The Principle of LionsGate Funding Group LLC and LionsGate Funding Management LLC is Sara P. Gonzales, she is not an officer nor a director.

Name and Address of Beneficial Owner (1)	Number of shares Beneficially Owned (2)	Percent of Class Owned (2)
Directors and Officers
Michael Mitsunaga	12,975,000	5.53%
Charles Strongo	12,975,000	5.53%
All Directors and Officers as a Group	25,950,000	11.06%
5% shareholders
Lionsgate Funding Group LLC	141,748,000	60.44%
Charles Strongo	12,975,000	5.53%
Michael Mitsunaga	12,975,000	5.53%
Lionsgate Funding Management, LLC	50,000,000	21.13%
Total	217,698,000	92.82%
* less than 1%

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock and except as indicated the address of each beneficial owner is 3651 Lindell Road, Suite D410, Las Vegas, NV 89103

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(2) Calculated pursuant to rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 56,116,358 shares of common stock issued and outstanding on a fully diluted basis as of December 1, 2019. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. All the share amounts listed represent common stock held. No derivatives are outstanding as the hate hereof.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors and executive officers as of the date of this report. We have a Board comprised of two members. Each director holds office until a successor is duly elected or appointed. Executive officers serve at the discretion of the Board and are appointed by the Board. Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities law.

Name	Age	Current Position With Us	Director or Officer Since
Michael Mitsunaga	57	President and Director
Richard Johnson	85	CFO, Treasurer and Director	August 1, 2019
Charles Strongo	55	CEO, Chairman, Director	August 1, 2019

Former Officers and Directors

Biographical Information

Set forth below are the names of all of our directors and executive officers, all positions and offices held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years, and other director positions held currently or during the last five years:

Current Directors and Officers

        Michael Mitsunaga. Currently the President and CEO of Arizona Gold and Onyx Mining Company, Michael Mitsunaga has a wealth of international and public company business experience. A true entrepreneur at heart, Mitsunaga began in the real estate industry after college. While in the real estate business, Mitsunaga became known for creative financing. His knowledge of financing allowed him to branch out to a myriad of business dealings in Asia and the Pacific. Michael became the President of North America for Union Pacific Foods. While there, he built sales to millions of dollars a year. Returning to his entrepreneurial heart, started two companies, TSM Recovery, Inc., and Automatic Medical Technologies Company. TSM is a thriving medical waste company; Automatic Medical owns the right to a patented blood thinner warmer. While he continues to operate those companies, most recently, Mitsunaga has taken over the management of Arizona Gold and Onyx Mining Company (now Nunzia Pharmaceutical).

Charles Strongo, MBA. Mr. Strongo has 30 years’ experience in business management and operations with a proven track record of increasing profitability in the health care industry and particularly in the in-vitro diagnostic industry. Mr. Strongo has been in the in vitro diagnostic business for the past Twenty-Four years, having begun in 1995, the beginning of the “over-the counter” in-vitro diagnostic industry and has managed annual budgets exceeding $500 million. Mr. Strongo has served as President and Chief Executive Officer of EarlyDETECT, Inc. (EDI) since March, 2004. He was a member of the EDI Board of Directors from June 2002 until June 2009. Prior to that, Mr. Strongo served as the Chief Financial Officer for two years. Mr Strongo has owned and operated his own successful FDA Approved diagnostic manufacturing facility. Mr. Strongo has a comprehensive knowledge of ISO and FDA regulations and has prepared several companies for the ISO inspections. Mr. Strongo has filed more than twenty FDA 510K filings; he has also worked on countless pharmaceutical filings. Mr. Strongo has prepared several companies for FDA inspections, under FDA regulatory GMP guidelines. Mr. Strongo has cleared companies for ISO 13485 CDM in less than 6 months, a process that usually takes a year. Mr. Strongo’s dynamic personality, keen understanding and extensive professional expertise, have enabled Mr. Strongo to increase profitability for multiple companies domestically and internationally. Mr. Strongo established businesses in foreign countries, including Canada, Brazil, China, South Africa, Russia, Taiwan, Mexico, Malaysia, Thailand, and the Philippines. Mr. Strongo holds a BA/MBA in Business Management from National University.

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Richard Johnson. Mr. Johnson brings a wealth of experience at the senior executive levels in the areas of Corporate Finance, Business Planning & Operations, R&D and Administration. His considerable strengths in the areas of Finance and Corporate Administration will greatly assist the Company as it advances towards production. Mr. Johnson’s enviable record of achievements at the executive level includes, CFO at Early Detect Inc. where he supervised the financial activities of the Company and its subsidiaries over a span of 4.5 years. Previously, he held positions of Chief Financial Officer, General Manager and Director in industry and also was a Senior Management and Finance Consultant to the manufacturing, retail, agriculture and service industries for fifteen years as well as Program Control Director and Management Consultant with a major international Engineering and Construction Corporation. Early in his career, Mr. Johnson spent eleven years with the U.S. Department of Energy, Las Vegas, where he had the responsibilities of financial analysis, budgeting and Safety analysis in the areas of nuclear explosives internationally. Since 2010, Mr. Johnson has served as Chief Financial Officer and Director of WholeHealth Products, Inc. and Chief Financial Officer of Arizona Gold and Onyx Mining Co.

All of our directors are elected annually to serve for one year or until their successors are duly elected and qualified.

Family Relationships and Other Matters

There are no family relationships among or between any of our officers and directors.

Legal Proceedings

None of or directors or officers are involved in any legal proceedings as described in Regulation S-K (§229.401(f)).

ITEM 6. EXECUTIVE COMPENSATION

Our Board is responsible for establishing the compensation and benefits for our executive officers. The Board reviews the performance and total compensation package for our executive officers, and considers the modification of existing compensation and the adoption of new compensation plans. The board has not retained any compensation consultants.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to us by our executive officers who were serving as executive officers during the fiscal years ended June 30, 2019 and 2018:

Name and Principal Position	Year Ended June 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Michael Mitsunaga President and Director	2019	-	-	-	-	-	-
Charles Strongo CEO, and Secretary, Director	2019	-	-	-	-	-	-
Richard Johnson CFO, and Treasurer, and Director	2019	-	-	-	-	-	-
Dr. Shu Jie Cui, Corporate Science Office, Director	2019	-	-	-	-	-	-

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Employment Agreements

We currently have no employment agreements in place.

Outstanding Equity Awards as Fiscal Year-End

None.

Payments Upon Termination of Change in Control

There are no understandings or agreements known by management at this time which would result in a change in control.

Compensation of Directors

We have provided no compensation to our directors for their services provided as directors.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Company currently has no related party transactions that meet the thresholds defined in Regulation S-K 229.404.

We expect that our board will adopt a written policy for the review of related party transactions. For purposes of the policy, a related party transaction will include transactions in which (1) the amount involved in any consecutive 12-month period is more than the lesser of (i) $120,000 or (ii) one percent of the Company’s average total assets at year-end in the prior two completed fiscal years, (2) the Company is a participant, and (3) any related party has a direct or indirect material interest. The policy is expected to define a “related party” to include directors, nominees for director, executive officers, beneficial owners of more than 5% of the Company’s outstanding common stock and their respective immediate family members. Pursuant to the policy, all related party transactions must be approved by the Company’s board of directors or, in the event of an inadvertent failure to bring the transaction to the board, ratified by the board. In the event that a member of the board has an interest in a related party transaction, the transaction must be approved or ratified by the disinterested members of the board. In deciding whether to approve or ratify a related party transaction, the board will consider the following factors:

·	Whether there are demonstrable business reasons for the Company to enter into the transaction;
·	Whether the transaction would impair the independence of an outside director under the Company’s direction independence standards; and
·	Whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the committee deems relevant.

Independent Directors

We are not listed on a major U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, Our Board considers that a director is independent when the director is not an officer or employee of the Company, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of FINRA and the rules and regulations of the SEC. Our Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly.

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Promoters and Certain Control Persons

The Lionsgate Financial group of companies should be considered a control person. The Lionsgate companies control the vast majority of our shares.  They have the right to nominate the board members. They are working closely with us with regard to financing, marketing, and basic development of the Nunzia drug.

List of Parents

None.

ITEM 8. LEGAL PROCEEDINGS

At this time, there are no pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Pink tier (the “OTCPink”) under the symbol “”.

The following table sets forth the high and low bid quotations of our common stock for each quarter during the last year as reported by the OTCPink:

	2019
	High	Low
First Quarter (Jan 1 –)	$18.50	5.55
Second Quarter (October 1 – December 31)	$10.00	7.50
Third Quarter (January 1 – March 31)	$25.00	5.38
Fourth Quarter (April 1 – June 30)	$25.00	5.00

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

On October 22, 2017, the Board of Directors authorized a one for seven thousand (1:7000) reverse stock split which became effective on December 4, 2019. All share amounts contained in this Annual Report reflect this reverse split.

Holders

Our Certificate of Incorporation authorizes the issuance of up to 1,000,000,000 shares of common stock, par value $0.001 per share and 100,000 shares of preferred stock, par value $0.001 per share. As of the date of this Annual Report, there were 557 stockholders of record holding an aggregate of 234,519,321 shares of common stock (this number does not include stockholders who hold their stock through brokers, banks and other nominees). 100,000 shares of preferred stock (Class B) have also been issued.

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Transfer Agent

The transfer agent of our common stock is Pacific Stock Transfer, having an office at 6725 Via Austin Pkwy., Suite 300, Las Vegas, NV 89119; their phone number is (702) 361-3033.

Dividend Policy

We have never paid cash dividends on any of our capital stock and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

Penny Stock

Up until recently, our Company was a penny stock, and was trading under $5.00 per share; however, because of the recent stock reversal, our stock is above the $5.00 share, and no longer meets the penny stock threshold. Nevertheless, because our stock has been trading for so long as a penny stock, out of an abundance of transparency, readers should be aware of the penny stock rules.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect the ability of our stockholders to resell our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

None.

Recent Sales of Unregistered Securities

None.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11. DESCRIPTION OF SECURITIES TO BE REGISTERED

General

On October 22, 2017, the Company filed with the Utah Secretary of State to affect a 1-for-7000 reverse split of its common stock (the “Reverse Split”).

On January 31, 2019, the Company amended its Articles with the Utah Secretary of State to increase the number of authorized shares of its common stock from 500,000,000 to 1,000,000,000 (the “Increase in Authorized Shares”).

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Subsequent to the Increase in Authorized Shares, on December 4, 2019, the Company changed its name and did a 7000:1 stock reversal. After the name change and stock reversal, the Company issued common stock in the amount of 234,500,000 shares. These are the shares being registered with this Form 10.

Common Stock

Each holder of our common stock will be entitled to one vote for each share on all matters to be voted upon by the common stockholders, and there will be no cumulative voting rights. To be elected in an uncontested election for Board members, a director nominee must receive more votes “for” than “against” by shares present in person or by proxy and entitled to vote. In a contested election for Board members, the Board members are elected by a plurality of shares present in person or by proxy and entitled to vote.

Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by its board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of the Company, holders of its common stock would be entitled to ratable distribution of its assets remaining after the payment in full of liabilities and any preferential rights of any then outstanding preferred stock.

Holders of our common stock will have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. After the distribution, all outstanding shares of the Company’s common stock will be fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Preferred Stock

The Company has issued 100,000 shares of preferred stock (Class B stock). The Company’s board of directors will have the discretion, subject to limitations prescribed by the NRS and by the Articles, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The Class B shareholders have the right to elect a majority of the Board of Directors.

Convertible Instruments

The Company does not have any convertible instruments.

Promissory Notes

The Company does not have any promissory notes.

Secured Investor Notes

None.

Warrants

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title 16, Section 907 Utah Code: Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.	16-6a-907. Indemnification of officers, employees, fiduciaries, and agents.
Unless a nonprofit corporation's articles of incorporation provide otherwise:
(1) to the same extent as a director, an officer of the nonprofit corporation is entitled to:
(a) mandatory indemnification under Section 16-6a-903; and
(b) apply for court-ordered indemnification under Section 16-6a-905;
(2) a nonprofit corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the nonprofit corporation to the same extent as to a director; and
(3) a nonprofit corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent if:
(a) not inconsistent with public policy; and
(b) provided for by:
(i) its articles of incorporation or bylaws;
(ii) general or specific action of its board of directors; or
(iii) contract.

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ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

 Item 1. Financial Statements

ARIZONA GOLD AND ONYX MINING COMPANY
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets
Prepaid expenses	$ -	$ -
Total assets	$ -	$ -

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$ 65,411	$ 62,490
Related party advances	227,927	208,477
Related party promissory note	23,000	23,000
Total current liabilities	316,338	293,967

Commitments and contingencies

Stockholders' deficit
Common stock; Class A, $0.001 par value, 500,000,000 shares authorized, 126,859,077 shares issued and outstanding at September 30, 2019 and December 31, 2018	126,859	146,859
Common stock; Class B, $0.001 par value, 100,000 shares authorized, 61,000 shares issued and outstanding at September 30, 2019 and December 31, 2018	61	61
Additional paid-in capital	(123,690)	(143,690)
Retained deficit	(319,568)	(297,197)
Total stockholders' deficit	(316,338)	(293,967)
Total liabilities and stockholders' deficit	$ -	$ -

(See accompanying notes to unaudited consolidated financial statements)

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ARIZONA GOLD AND ONYX MINING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenue	$ -	$ -	$ -	$ -

Operating expense
General and administrative	1,307	2,807	22,371	26,366
Total operating expense	1,307	2,807	22,371	26,366
Loss from operations	(1,307)	(2,807)	(22,371)	(26,366)

Other income (expense)
Gain from the forgiveness of accounts payable	-	-	-	8,596
total other income (expense)	-	-	-	8,596
Net loss	$ (1,307)	$ (2,807)	$ (22,371)	$ (17,770)

Basic and Diluted Loss per Common Share	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

Weighted average number of common shares outstanding - basic and diluted	126,859,077	146,859,077	134,438,986	146,859,077

(See accompanying notes to unaudited consolidated financial statements)

Item 14.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable

Item 15.   Financial Statements and Exhibits

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ARIZONA GOLD AND ONYX MINING COMPANY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (UNAUDITED)
					Additional Paid-in Capital	Retained Deficit	Total Stockholders' Deficit
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019
	Class A Common Stock		Class B Common Stock
	Shares	Amount	Shares	Amount
Balance, December 31, 2018	146,859,077	146,859	61,000	61	(143,690)	(297,197)	(293,967)

Net loss for three months ended March 31, 2019	-	-	-	-	-	(6,257)	(6,257)
Balance, March 31, 2019	146,859,077	146,859	61,000	61	(143,690)	(303,454)	(300,224)

Cncellation of 20,000,000 return Class A Shares	(20,000,000)	$ (20,000)			$ 20,000		-
Net loss for three months ended June 30, 2019	-	-	-	-	-	(14,807)	(14,807)
Balance, June 30, 2019	126,859,077	$ 126,859	61,000	61	(123,690)	(318,261)	(315,031)

Net loss for three months ended September 30, 2019	-	-	-	-	-	(1,307)	(1,307)
Balance, September 30, 2019	126,859,077	$ 126,859	$ 61,000	$ 61	$ (123,690)	$ (319,568)	$ (316,338)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

Balance, December 31, 2017	146,859,077	146,859	61,000	61	(143,690)	(278,621)	(275,391)

Net loss for three months ended March 31, 2018	-	-	-	-	-	(10,666)	(10,666)
Balance, March 31, 2018	146,859,077	146,859	61,000	61	(143,690)	(289,287)	(286,057)

Net loss for three months ended June 30, 2018	-	-	-	-	-	(4,297)	(4,297)
Balance, June 30, 2018	146,859,077	146,859	61,000	61	(143,690)	(293,584)	(290,354)

Net loss for three months ended September 30, 2018	-	-	-	-	-	(2,807)	(2,807)
Balance, September 30, 2018	146,859,077	$ 146,859	$ 61,000	$ 61	$ (143,690)	$ (296,391)	$ (293,161)

(See accompanying notes to unaudited consolidated financial statements)

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ARIZONA GOLD AND ONYX MINING COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$ (22,371)	$ (17,770)
Changes in operating assets and liabilities:
Increase (decrease) in prepaid expenses	-	-
Increase (decrease) in accounts payable and accrued expenses	2,921	(7,313)
Increase in related party advances	19,450	25,083
Net cash flows from operating activities	-	-

Change in cash and cash equivalents	-	-

Cash and cash equivalents at beginning of period	-	-

Cash and cash equivalents at end of period	$ -	$ -

Supplemental disclosure of cash flow information:
Interest paid in cash	$ -	$ -
Income taxes paid in cash	$ -	$ -

(See accompanying notes to unaudited consolidated financial statements)

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ARIZONA GOLD AND ONYX MINING COMPANY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Basis of Presentation, Organization, Going Concern, Recent Accounting Standards and Earnings (Loss) Per Share

Basis of Presentation

The accompanying unaudited interim consolidated financial statements of Arizona Gold and Onyx Mining Company and Subsidiaries (the “Company”) as of September 30, 2019, and for the three and nine months ended September 30, 2019 and 2018, include the accounts of the Company and its non-operating subsidiaries and have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”), for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of expenses during the reporting periods. Actual results may differ from those estimates. The interim financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. In the opinion of management, the accompanying unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments (including normal recurring adjustments) necessary for the fair presentation of the Company’s financial position as of September 30, 2019, results of operations for the three and nine months ended September 30, 2019 and 2018, and stockholders equity and cash flows for the nine months ended September 30, 2019 and 2018. The Company did not record an income tax provision during the periods presented due to net taxable losses. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Organization

Our Company’s name is Nunzia Pharmaceutical Corporation. The Company was incorporated on November 12, 1986, in the state of Utah under the name of Silver Harvest, Inc. In February 1990, the Company amended its Articles of Incorporation to change its name to Viking Capital Group, Inc. In June 2010, the Company changed its name to its name to Arizona Gold and Onyx Mining Company. On February 1, 2018, the Company changed its name to its name to Nuzia Pharmaceutical Corporation in anticipation of completion of a merger with California Biotech, Inc., owner of www.NunziaPharma.com. Due to lack of FINRA approval of the name change to Nunzia Pharmaceutical Corporation, on April 17, 2019, the Company changed its name back to Arizona Gold and Onyx Mining Company. The proposed transaction has not been consummated.

In February 2007, the company fell into default status after abandoning its business plan and for failing to file and pay annual fees to the State of Utah. On May 21, 2009, the Third District Court, in and for Salt Lake County, State of Utah, appointed a custodian to the Company. The custodian reestablished the Company in good standing, but did not resume operations. The Company was seeking an operating company with which to merge or to acquire.

On October 5, 2009, the court appointed custodian reverse split (1-for-10) the outstanding Class B Common shares of 100,000 to 10,000 shares and issued a new certificate for 51,000 Class B Common shares to Joseph Arcaro, former CEO, bringing the total outstanding Class B Common shares of 61,000.

On October 6, 2009, the Company affected a reverse split of 1:300 resulting in the reduction of Class A Common Stock outstanding from 112,410,467 to approximately 375,000 shares.

On April 23, 2010, the Company filed Form 15 to suspend the Company’s reporting requirements under the Securities Exchange Act of 1934, as amended. On May 21, 2010, the Company affected a reverse split of 1-for 10 resulting in the reduction of Class A Common Stock outstanding to 89,077 shares.

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On June 21, 2010, the Company issued 12,000,000 shares of Class A Common Stock in exchange for $5,000 of debt bringing the total issued and outstanding Class A Common Stock to 12,089,077 shares.

On June 28, 2010, the Company and Gold & Onyx Mining Company (“GOMC”) closed, a Securities Exchange Agreement (the “Merger”). Pursuant to the terms of the Merger, the Company changed its corporate name from Viking Capital Group, Inc. to Arizona Gold & Onyx Mining Company (“AGOMC”), and issued 131,000,000 shares to the shareholders of GOMC such that GOMC shareholders acquired approximately 91.6% of the total 143,089,077 shares of Class A Common Stock outstanding after the Merger.

Company had filed a S8 on July 30th 2010 without the eligibility to file the S8 and henceforth company filed a cancellation of all S8 shares and withdrew the S8 filing as requested by FINRA/SEC on April 13, 2019 the Board of Directors unanimously voted to cancel all 20,000,000 shares of common stock which had been registered with the Securities and Exchange Commission on Form S-8. On May 6, 2019 the transfer agent for the Company cancelled all such shares and they were returned to the Treasury, The company performed these action as soon as it was informed that it was incorrect and was not eligible to file the S8 on July 30th 2010. The correction was made and accepted by FINRA/SEC on December 5, 2019.

The terms and conditions of the Merger gave rise to reverse merger accounting whereby Gold & Onyx Mining Company was deemed the acquirer for accounting purposes. Consequently, the assets and liabilities and the historical operations of Gold & Onyx Mining Company prior to the Merger are reflected in the financial statements and have been recorded at the historical cost basis of Gold & Onyx Mining Company.

In the purchase of GOMC by AGOMC, all seven subsidiaries of AGOMC became part of the combined corporation. These subsidiaries were: A1 Mining; NIAI Insurance Administrators, Inc. of California; Viking Capital Financial Services, Inc. of Texas; Viking Insurance Services, Inc. of Texas; Viking Systems, Inc. of Texas; Viking Administrators, Inc. of Texas; Viking Capital Ventures, Inc. of Texas; and 60% of Brentwood Re, Ltd. of the Island of Nevis. All of these subsidiaries have had their charters suspended or revoked and have been inactive for several years.

On October 22, 2017, the Company and California Biotech, Inc., owner of www.NunziaPharma.com, entered into a Merger and Consolidation Agreement (the “MCA”). In anticipation of closing on the MCA, on February 1, 2018, the Board authorized a 7,000:1 reverse stock split (The Company filed with FINRA to approve the corporate action which is pending as of the date of this report) and amended its articles changing its name to Nunzia Pharmaceutical Corporation. A closing condition of the MCA is bringing the Company current with its SEC reporting requirements. Upon closing, the MCA provides for the Company to issue a single share for each single share of California Biotech, Inc. outstanding.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs to allow it to continue as a going concern. As of September 30, 2019, the Company had an accumulated deficit of $319,658. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In view of these conditions, the ability of the Company to continue as a going concern is in doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Historically, the Company has relied upon internally generated funds and funds from the sale of shares of stock, issuance of promissory notes and loans from its shareholders and private investors to finance its operations and growth. Management is planning to raise necessary additional funds for working capital through loans and/or additional sales of its common stock. However, there is no assurance that the Company will be successful in raising additional capital or that such additional funds will be available on acceptable terms, if at all. Should the Company be unable to raise this amount of capital its operating plans will be limited to the amount of capital that it can access. These financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

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Recent Accounting Standards

Any reference in these notes to applicable accounting guidance is meant to refer to the authoritative non-governmental US GAAP as found in the Financial Accounting Standards Board's Accounting Standards Codification.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”, which supersedes ASC Topic 840, Leases, and creates a new topic, ASC Topic 842, Leases. ASU 2016-02 requires lessees to recognize a lease liability and a lease asset for all leases, including operating leases, with a term greater than 12 months on its balance sheet. ASU 2016-02 also expands the required quantitative and qualitative disclosures surrounding leases. ASU 2016-02 is effective for the Company beginning January 1, 2019. Early adoption is permitted. The Company has determined that the adoption of ASU 2016-02 did not have an impact on its consolidated financial statements.

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable, the Company has not identified any standards that the Company believes merit further discussion other than as discussed above. The Company believes that none of the new standards will have a significant impact on the financial statements.

Earnings (Loss) Per Share

The Company presents both basic and diluted earnings per share ("EPS") amounts. Basic EPS is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period presented. Diluted EPS amounts are based upon the weighted average number of common and common equivalent shares outstanding during the period presented. The Company has not included the effects of warrants, stock options and convertible debt on net loss per share because to do so would be antidilutive.

Following is the computation of basic and diluted net loss per share for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Loss available to common stockholders'	$(1,307)	$(2,807)	$(22,371)	$(17,770)

Weighted average number of common shares outstanding	126,859,077	146,859,077	134,438,986	146,859,077
	$(0.00)	$(0.00)	$(0.00)	$(0.00)

NOTE 2 – Current Liabilities

Accounts Payable and Accrued Expenses

During the year ended December 31, 2010, the Company received funds from various third parties totaling $40,000 which were used for operating expenses and remain unpaid through September 30, 2019 and December 31, 2018. Accounts payable and accrued expenses increased each year from 2011 through September 30, 2019 primarily due to stock agent fees and legal and professional fees.

Related party Advances

From time-to-time the Company’s CEO has advanced funds to cover administrative costs related to maintaining the corporate entity and with the intent to bring its public filings current. Additionally, other related parties have provided services and or paid for costs on behalf of the Company. As of December 31, 2010, the balances advanced totaled $102,752. From 2010 through September 30, 2019 no reimbursements of related party advances were made to any related party due to the lack of funding. Related party advances grew by $0 and $19,450 during the three and nine months ended September 30, 2019, respectively.

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Related Party Promissory Note

On April 8, 2010, $34,500 of a promissory note was held by the present President, default April 26, 2011. Note is still in default.

NOTE 3 – Preferred and Common Stock

Preferred Stock

The Company has Preferred stock: $1.00 par value; 50,000,000 shares authorized with no shares issued and outstanding.

Common Stock

The Company has 500,000,000 shares of Class A Common Stock authorized of which 126,859,077 shares are issued and outstanding as of September 30, 2019 and December 31, 2018.

On April 23, 2019, the Board canceled 20,000,000 Class A common shares that were returned.

The Company has 100,000 shares of Class B Common Stock authorized of which 61,000 shares are issued and outstanding as of September 30, 2019 and December 31, 2018.

The Class B shares are the only shares entitled to vote for Board Members. Class A and B shares are entitled to vote on all other matters.

NOTE 4 – Subsequent Events

Management has reviewed material events subsequent of the period ended September 30, 2019 and prior to the filing of financial statements in accordance with FASB ASC 855 “Subsequent Events”.

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